Exhibit 10.2

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of July 19, 2024, is made by and among BranchOut Food Inc., a Nevada corporation (the “Company”), Daniel L. Kaufman (“Kaufman”), and Kaufman Kapital LLC (“Kaufman Kapital”).

RECITALS

WHEREAS, the Company and Kaufman are parties to that certain Securities Purchase Agreement, dated as of July 15, 2024 (as amended, the “SPA;” capitalized terms used but not defined in this Amendment shall have the respective meanings set forth in the SPA), pursuant to which Kaufman agreed to the purchase from the Company, and the Company agreed to sell to Kaufman, the Purchased Securities, on the terms and conditions set forth in the SPA.

WHEREAS, the Company, Kaufman and Kaufman Kapital desire to amend certain provisions of the SPA and the Purchased Securities, in the manner, and on the terms and conditions, provided for herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments.

(a) Investor. Kaufman Kapital is hereby replaced as the “Investor” under the SPA for all purposes.

(b) Forms of Purchased Securities; Omnibus Amendment . All references to the Note, the $1.00 Warrant and the $1.50 Warrant in the SPA shall refer to the Note, $1.00 Warrant and $1.50 Warrant, substantially in the forms of Exhibits A, B and C attached to this Amendment, respectively. Exhibit D to the SPA is hereby replaced with Exhibit D to this Amendment.

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(c) Amendment and Restatement of Certain Sections of the SPA. The following Sections of the SPA are amended and restated in their entirety as set forth below:

“1.5 Use of Proceeds. The proceeds of the Advances shall be used solely for the purchase of capital equipment (including the EnWave Machine), start up costs with respect to the Company’s manufacturing plant in Peru, to refinance indebtedness as agreed by Investor, and working capital.”

“2.2 Corporate Power; Authorization. The Company has all requisite power and authority to execute and deliver this Agreement, to sell and issue the Purchased Securities hereunder, to issue the Conversion Shares (other than the Conversion Shares underlying the Warrants which require Shareholder Approval (defined below)) and to carry out and perform its obligations under the terms of this Agreement, the Purchased Securities, the Security Documents (defined in the Note) and each of the other agreements to be delivered by the Company hereunder (collectively, the “Transaction Documents”). No preemptive rights or other rights to subscribe for or purchase the Company’s capital stock exist with respect to the issuance and sale of the Purchased Securities by the Company pursuant to this Agreement. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Purchased Securities, and the reservation of the Conversion Shares has been taken, other than Shareholder Approval which is required for the issuance of the Conversion Shares underlying the Warrants. This Agreement and the other Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, rules of law governing specific performance, injunctive relief or other equitable remedies. The Conversion Shares, when issued in compliance with the provisions of this Agreement and the Purchased Securities, as applicable, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.”

“2.7 Capitalization. The authorized capital of the Company consists of (i) 80,000,000 shares of Common Stock, of which 6,009,671 shares are issued and outstanding as of the date hereof (before giving effect to the sale of approximately 692,430 shares of Common Stock to certain affiliates of the Company, which sale is expected to close on or about the date hereof and the details of which have been disclosed to the Investor), and (ii) 8,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. All of the outstanding shares of Common Stock were issued in compliance in all material respects with applicable laws. None of the outstanding shares of Common Stock were issued in violation of any agreement or commitment to which the Company is a party or is subject or in violation of any preemptive or similar rights of any person. 563,470 shares of Common Stock are subject to issuance to officers, directors, employees and consultants of the Company upon exercise of stock option issued pursuant to the Company’s 2022 Equity Incentive Plan (the “Stock Plan”), and 155,182 shares of Common Stock remain available for issuance pursuant to the Stock Plan. In addition, the Company has outstanding warrants to purchase 677,876 shares of Common Stock (before giving effect to the sale of warrants to purchase 865,537 shares of Common Stock to certain affiliates of the Company, which sale is expected to close on the Issue Date (as defined in the Note) and the details of which have been disclosed to the Investor). Except as set forth above, there are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, or other rights, agreements, or commitments relating to the Company’s Common Stock or obligating the Company to issue or sell any Common Stock, or any other interest in the Company. There are no voting trusts, stockholder agreements, voting agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the shares of Common Stock, except a voting agreement to support the Shareholder Approval executed by certain insiders of the Company on or about the Issue Date.”

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6.2 Shareholder Approval. The Company will use reasonable best efforts to obtain the approval of its shareholders, no later than December 31, 2024, in accordance with Listing Rules 5635(b) and 5635(d) of The Nasdaq Stock Market, Inc., as applicable, so as to permit the Investor to (i) acquire more than 19.9% of the Company’s outstanding shares of Common Stock upon conversion of the Note and exercise of the Warrants, and (ii) exercise the Warrants (collectively, the “Shareholder Approval”). In the event the Company does not obtain Shareholder Approval at the first meeting held to obtain such Shareholder Approval, the Company will use reasonable best efforts to hold a shareholder meeting in 2025 and obtain Shareholder Approval at the first shareholder meeting held in 2025; provided that the Company must give the Investor at least 90 days (or such fewer number of days agreed by Investor) prior written notice of sending a proxy statement to the shareholders for a meeting at which such Shareholder Approval will be sought.”

“7.9 Fees and Expenses. The Company shall pay on demand (i) all reasonable and documented out-of-pocket expenses incurred by the Investor and its affiliates (including the fees, charges and disbursements of any counsel for the Investor) in connection with the preparation, negotiation, execution, delivery, and administration of this Agreement and the documents, instruments and agreements in connection herewith, and any amendments, modifications, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (provided that the Company’s obligation to reimburse Investor for legal fees for the Initial Closing is limited to the lesser of (x) $125,000 and (y) 75% of such legal fees), (ii) all out-of-pocket expenses incurred by the Investor, including the fees, charges and disbursements of any counsel for the Investor, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the documents, instruments and agreements in connection herewith, including its rights under this Section 7.9, or (B) in connection with the Advances, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of the Advances, the common stock issued in conversion of the Notes or exercise of the warrants, and the documents, instruments and agreements in connection herewith and therewith.”

(d) Additional Conditions to Closing. The following provisions are added to the end of Section 4 of the SPA:

4.11 Other Agreements, Opinions. The Investor shall have received the Transaction Documents, a voting agreement, and such other agreements, instruments, documents and legal opinions reasonably requested by Investor in connection with the transactions contemplated by this Agreement.

4.12 Fees. The Company shall have paid to the Investor all legal fees and expenses and any other amounts required to be paid hereunder and under the Transaction Documents.

4.13 Shareholder Approval. Except for the initial Closing, the Company shall have obtained Shareholder Approval by December 31, 2024.

(e) Other Amendments. Section 5.3 of the SPA is hereby deleted, and the term “Senior Secured Note” in Section 7.8 of the SPA is hereby replaced with “Note”.

2. Governing Law. The laws of the State of Nevada shall govern all matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement.

3. Counterparts. This Amendment may be signed in any number of counterparts, including by email PDF, DocuSign, or other electronic transmission, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.

COMPANY:

BRANCHOUT FOOD INC.

By:	/s/ Eric Healy
Name:	Eric Healy
Title:	Chief Executive Officer

/s/ Daniel L. Kaufman
Daniel L. Kaufman

KAUFMAN KAPITAL LLC.

By:	Daniel L. Kaufman
Name:	Daniel L. Kaufman
Title:	Managing Member

[Signature Page to SPA Amendment]

EXHIBIT A

Form of Secured Convertible Promissory Note

EXHIBIT B

Form of $1.00 Warrant

EXHIBIT C

Form of $1.50 Warrant

EXHIBIT D

Form of Omnibus Amendment